UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 20, 2023

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SLM Student Loan Trust 2005-5
(Exact name of issuer as specified in its charter)

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DELAWARE	333- 103545/ 333- 103545-03	04-3480392
(State or other jurisdiction	(Commission File Numbers)	(I.R.S. Employer
of formation)		Identification Number)

c/o Deutsche Bank Trust Company Americas 1761 East St. Andrew Place Santa Ana, CA 92705
(Address of principal executive offices)

Registrant’s telephone number including area code: (703) 984-5858

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing account standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Not Applicable	Not Applicable	Not Applicable

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Item 8.01	Other Events

On April 25, 2023, the terms of the class A-5 notes (the “Notes”) issued by SLM Student Loan Trust 2005-5 are scheduled to be reset from their current terms, in accordance with the terms of the related indenture and remarketing agreement.

Pursuant to the remarketing process, the new spread on the Notes was required to be determined by no later than 3:00 P.M., New York City time, on April 20, 2023. However, sufficient committed purchasers were not obtained for all of the tendered Notes at the spread proposed by the remarketing agent. As a result, a failed remarketing has been declared. Consequently, all existing class A-5 noteholders will be required to retain their Notes on the reset date. The related interest rate for the Notes will be the failed remarketing rate which is equal to three-month LIBOR plus 0.75% per annum and the related reset period will be three months. As such, the next applicable reset date will be July 25, 2023.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Trust has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM STUDENT LOAN TRUST 2005-5

By: NAVIENT SOLUTIONS, LLC, in its capacity as
administrator of the Trust

Dated: April 20, 2023	By:	/s/ C. Scott Booher
		Name:	C. Scott Booher
		Title:	Vice President

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